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                                                               EXHIBIT 10.10


                        COMPENSATION ARRANGEMENTS FOR
                           NAMED EXECUTIVE OFFICERS


        Compensation paid to Louis V. Bellucci and Richard B. Handler consists of a base salary and/or draw and an annual bonus which is determined by departmental or divisional profitability. Compensation paid to Barry M. Taylor consists of commissions earned by Mr. Taylor as a salesperson of equity securities and a discretionary bonus. Compensation paid to Raymond L. Killian, Jr. is paid pursuant to Mr. Killian's Employment Agreement filed herewith as
Exhibit 10.3.1.